Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-193743 on Form S-8 of our report dated March 28, 2014, relating to the consolidated financial statements and financial statement schedules of Starwood Waypoint Residential Trust and subsidiaries appearing in this Annual Report on Form 10-K of Starwood Waypoint Residential Trust for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

New York, NY

March 28, 2014